Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-248473 and Form S-8 (File No. 333-246318) of our report dated April 22, 2024, with respect to the audited consolidated financial statements of TRxADE HEALTH, INC., which appear in this Annual Report on Form 10-K for the year ended December 31, 2023. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ CM3 Advisory

San Diego, California

April 22, 2024